The Post Boston, MA Investor Presentation Healthpeak Properties June 3, 2020

Disclaimers This Healthpeak Properties, Inc. (the presentation is solely for your governmental authorities to contain the COVID-19 outbreak or to treat its impact; acquisitions, dispositions, transitions, developments, redevelopments, joint information, is subject to change and speaks only as of the date hereof. This the impact of the COVID-19 pandemic and health and safety measures taken to venture transactions or other transactions; the ability to achieve the presentation is not complete and is only a summary of the more detailed reduce the spread; operational risks associated with third party management benefits of acquisitions or other investments within expected time frames or at information included elsewhere, including in our Securities and Exchange contracts, including the additional regulation and liabilities of RIDEA lease all, or within expected cost projections; the potential impact on the Company and Commission filings. No representation or warranty, expressed or implied structures; the ability of the existing and future tenants, operators its tenants, operators and borrowers from current and future litigation matters, is made and you should not place undue reliance on the accuracy, fairness or and borrowers to conduct their respective businesses in a manner sufficient to including the possibility of larger than expected litigation costs, adverse results completeness of the information presented. maintain or increase their revenues and manage their expenses in order to and related developments; changes in federal, state or local laws and generate sufficient income to make rent and loan payments to the Company and regulations, including those affecting the healthcare industry that affect the Forward-Looking Statements the ability to recover investments made, if applicable, in their costs of compliance or increase the costs, or otherwise affect the Statements contained in this presentation, as well as statements made by operations; the imposition of laws or regulations prohibiting eviction of our operations, of its tenants and operators; the ability to foreclose on management, that are not historical facts are "forward-looking statements" within tenants or operators, including new governmental efforts in response to COVID- collateral securing its real estate-related loans; volatility or uncertainty in the the meaning of Section 27A of the Securities Act of 1933, as amended, and 19; the financial condition of the existing and future tenants, capital markets, the availability and cost of capital as impacted by interest rates, Section 21E of the Securities Exchange Act of 1934, as amended. Forward- operators and borrowers, including potential bankruptcies and downturns in their changes in the credit ratings, and the value of its common stock, and looking statements include, among other things, statements regarding our and businesses, and their legal and regulatory proceedings, which results in other conditions that may adversely impact the ability to fund its our intent, belief or expectation as identified by the use of words such as uncertainties regarding the ability to continue to realize the full obligations or consummate transactions, or reduce the earnings from potential benefit of such and leases and loans; the transactions; changes in global, national and local economic and other and other concentration in the healthcare property sector, particularly in senior conditions, including epidemics or pandemics such as the COVID-19 pandemic; comparable and derivative terms or the negatives thereof. housing, life sciences and medical office buildings, which makes its profitability the ability to manage its indebtedness level and changes in the more vulnerable to a downturn in a specific sector than if the Company were terms of such indebtedness; competition for skilled management and other key Examples of forward-looking statements include, among other things, (i) investing in multiple industries; the effect on the Company and its tenants and personnel; the reliance on information technology systems and the demographic, industry, market and segment forecasts, (ii) timing, outcomes and operators of legislation, executive orders and other legal requirements, including potential impact of system failures, disruptions or breaches; the other details relating to current, pending or contemplated acquisitions, compliance with the Americans with Disabilities Act, fire, safety and health ability to maintain its qualification as a real estate investment trust; and other dispositions, developments, redevelopments, joint venture transactions, capital regulations, environmental laws, the Affordable Care Act, licensure, certification risks and uncertainties described from time to time in the SEC filings. recycling and financing activities, and other transactions and terms and and inspection requirements, and laws addressing entitlement programs and Except as required by law, we do not undertake, and hereby disclaim, any conditions thereof described in this presentation, (iii) pro forma or expected related services, including Medicare and Medicaid, which may result in future obligation to update any forward-looking statements, which speak only as of the operating income, operator concentration, segment concentration, yield, reductions in reimbursements or fines for noncompliance; the ability date on which they are made. capitalization rate, balance sheet, credit profile, credit metrics and private pay to identify replacement tenants and operators and the potential renovation costs percentage, (iv) financial forecasts, financing plans and expected impact of and regulatory approvals associated therewith; the risks associated with property transactions, (v) economic guidance, framework, outlook, insights and development and redevelopment, including costs above original estimates, Non-GAAP Financial Measures assumptions, and (vi) the impact of COVID-19 on the business, project delays and lower occupancy rates and rents than expected; the potential This presentation contains certain supplemental non-GAAP financial measures. financial condition and results of operations. You should not place undue impact of uninsured or underinsured losses, including as a result of hurricanes, While the Company believes that non-GAAP financial measures are helpful in reliance on these forward-looking statements. Forward-looking statements earthquakes and other natural disasters, pandemics such as COVIID-19, acts of evaluating its operating performance, the use of non-GAAP financial measures reflect our current expectations and views about future events and are subject to war and/or terrorism and other events that may cause such losses and/or in this presentation should not be considered in isolation from, or as an risks and uncertainties that could significantly affect our future financial condition performance declines by the Company or its tenants and operators; the risks alternative for, a measure of financial or operating performance as defined by and results of operations. While forward-looking statements reflect our good faith associated with the investments in joint ventures and unconsolidated GAAP. We caution you that there are inherent limitations associated with the belief and assumptions we believe to be reasonable based upon current entities, including its lack of sole decision making authority and its reliance on its use of each of these supplemental non-GAAP financial measures as an information, we can give no assurance that our expectations or forecasts will be financial condition and continued cooperation; competition for the analytical tool. Additionally, the computation of non-GAAP financial attained. Further, we cannot guarantee the accuracy of any such forward-looking acquisition and financing of suitable healthcare properties as well as competition measures may not be comparable to those reported by other REITs. You can statement contained in this presentation, and such forward-looking statements for tenants and operators, including with respect to new leases and mortgages find reconciliations of the non-GAAP financial measures to the most directly are subject to known and unknown risks and uncertainties that are difficult to and the renewal or rollover of existing leases; the or its comparable GAAP financial measures in the first quarter 2020 Discussion and predict. These risks and uncertainties include, but are not limited to: the severity ability to fulfill obligations, such as financing conditions and/or Reconciliation of Non-GAAP Financial Measures available on our website. and duration of the COVID-19 pandemic; actions that may be taken by regulatory approval requirements, required to successfully consummate Investor Presentation - June 2020 2

The Cove San Francisco, CA Introduction to Healthpeak

Healthpeak at a Glance

Key Statistics

PEAK
NYSE

636
PROPERTIES

BBB+/BAA1
INVESTMENT GRADE

$22BN
ENTERPRISE VALUE(1)

5.7%
DIVIDEND YIELD(2)

Key Differentiators

- **High-quality private-pay portfolio** with a **balanced emphasis** on Life Science, Medical Office and Senior Housing real estate
- **$1.1 billion development pipeline** that is 50% pre-leased(3)
- **Deep relationships** with industry leading operating partners, health systems and life science tenants
- **Investment grade** balance sheet with ample liquidity
- Global leader in **sustainability**

Well Positioned to Serve Aging Baby Boomer Population



Net Operating Income
(Depicts size of NOI relative to NOI in other MSAs)

10M SF(4)
Life Science

22M SF(5)
Medical Office

27K Units(6)
Senior Housing

$1.1 Trillion Market Provides Path to Sustained Growth

Total Addressable U.S. Healthcare Real Estate Market(7)

Healthpeak's Pro Forma Portfolio Income(6)



Other owners of healthcare real estate
Other Public REITs
Healthpeak Properties
Medical Office 29.0%
Other 5.0%
SH NNN 7.0%
SHOP 14.5%
CCRC 12.5%
Life Science 32.0%

$1.1 Trillion

$22B Enterprise Value(1)

(1) Based on Healthpeak's share price of $26.08 on 06/02/20 and total consolidated debt and Healthpeak's share of unconsolidated JV debt as of 03/31/20. (2) Based on share price as of 06/02/20. (3) Pro forma to include Woman's Hospital of Texas announced in our Q1 2020 earnings release. (4) Pro forma to reflect the acquisition of The Post and the active development pipeline. (5) Includes active development pipeline. (6) Units and Portfolio Income (Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs as of 03/31/20) by reporting segment is pro forma to reflect the 2019 Brookdale Transaction closed 01/31/20, the sale of three Medical Office properties for which the tenant has provided notice to exercise a purchase option, and certain other previously announced transactions. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter. Please see appendix for pro forma reconciliation. (7) Source: National Investment Center for Seniors Housing & Care (NIC), Healthpeak research.

Healthpeak PROPERTIES
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Seasoned Leadership Team Tom Herzog Scott Brinker Peter Scott Chief Executive Officer President and Chief Chief Financial Officer Joined June 2016 Investment Officer Joined February 2017 Joined March 2018 Tom Klaritch Experienced Troy McHenry Chief Development and Team Chief Legal Officer and Operating Officer General Counsel Joined October 2003 Joined December 2010 Fresh Perspective Shawn Johnston Lisa Alonso Jeff Miller Chief Accounting Officer Chief Human Resources Executive Vice President Joined August 2017 Officer Senior Housing Joined November 2014 Joined November 2018 Investor Presentation - June 2020 5

Focused, High-Quality Real Estate Portfolio We are well-positioned to serve the aging baby boomer demographic and capture growth Life Science Medical Office Senior Housing New and innovative drugs, treatments, and Outpatient services and specialist doctor Communities offering social activities, daily healthcare devices, which will be created in visits performed more efficiently in a medical living assistance and coordination with our life science portfolio office building setting outside healthcare providers The Shore | San Francisco, CA HealthOne Sky Ridge Medical Center | Denver, CO Oakmont Whittier | Los Angeles MSA Focus on the three major Life Science markets Grow relationships with premium hospitals and health systems Focus on locations with strong demographics Assemble clusters of assets through acquisitions, development and Pursue on-campus and select off-campus assets with strong Align management contracts with top-tier operating partners redevelopment hospitals and health systems in relevant markets Active asset management including redevelopment and capital Grow existing relationships by providing expansion opportunities to Redevelop certain older, on-campus assets recycling our tenants Long-term demographics support growth in our three primary asset classes: Life Science, Medical Office and Senior Housing Investor Presentation - June 2020 6

Healthpeak's Premier Real Estate Portfolio

Nine strategic campuses / portfolios represent ~30% of total company Cash NOI[1]

Life Science



The Cove at Oyster Point | San Francisco, CA | Stabilized / Dev.



Hayden Research Campus | Boston, MA | Value-Add / Dev.



Britannia Oyster Point | San Francisco, CA | Stabilized

Medical Office



Medical City Dallas | Dallas, TX | Stabilized



Centennial Campus | Nashville, TN | Stabilized



Swedish First Hill Campus | Seattle, WA | Stabilized

Senior Housing



Discovery Portfolio | FL, GA, TX | Recent Acquisitions



Oakmont Portfolio | Los Angeles, MSA | Recent Acquisitions



CCRC Portfolio | Various | Stabilized

(1) Based on three months ended March 31, 2020.

Healthpeak PROPERTIES

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Active Development Pipeline (1) Development pipeline 50% pre-leased in total, and 100% pre-leased for all major developments delivering over the next year Note: Total Costs minus Cost to Date may not equal Remaining Costs due to rounding. (1) Total Costs, Remaining Costs and Estimated Date of Stabilized Occupancy -looking. (2) Cost to Date represents placed-in-service and construction in process balance on 03/31/20. (3) The Boardwalk includes the redevelopment of 10275 Science Center Drive. Cost to date includes land and the net book value of the redeveloped building upon commencement of the project totaling $34 million. (4) llion and 36% pre-leased to HCA). Investor Presentation - June 2020 8 (5) Represents total for Total Costs, Cost to Date, Remaining Costs and Leasable Area. Percent Leased is weighted by leasable area.

Aegis Dana Point Dana Point, CA Recent Updates

Recent Updates Q1 2020 Updates Earnings FFO as Adjusted of $0.45 per share and blended SS Cash NOI growth of 2.0% Maintained quarterly dividend of $0.37 per share Balance Sheet and Liquidity For liquidity and leverage please see Mid-Quarter Updates below Weighted average debt maturity of 6.7 years, with no bonds maturing until August 2022 Transactions Accelerated tenant purchase option of Frost Street MOBs to June 2020 from February 2021 ($106M; 6% cap rate) Closed on the acquisition of The Post in early April ($320M; 5.1% cap rate) Delivered three 100% leased development projects in Q1: The Cove Phase IV (164K SF); the first building at The Shore Phase I (130K SF); Sorrento Summit (28K SF) Added a 116,500 SF on-campus MOB to HCA development program for estimated cost of $35M (36% pre-leased by HCA with another 27% well into negotiations with third party tenants) Development Leasing Signed a 32K SF long-term lease at our 75 Hayden development project in Boston, MA, bringing YTD leasing at 75 Hayden to 154K SF (72% pre- leased) Mid-Quarter Updates (as of June 1) $2.8B of total liquidity ($300M cash and $2.5B revolver availability) Net Debt to Adjusted EBITDAre currently in the low to mid 5x range Investor Presentation - June 2020 10

May 2020 Preliminary Updates (Life Science, Medical Office and Hospitals)

May 2020 data based on preliminary information and is subject to change. (SF = square feet)

Indicator	As of, or for the month ended, May 31, 2020, unless otherwise noted	Commentary
Life Science		
Occupancy	• 95.6%	• Up 90 bps since April 30[1]
May Leasing	• 91K SF of executed leases (includes 17K SF of new leasing)	• Year-to-date ahead of original expectations
Letters of Intent	• 291K SF of executed LOIs in lease documentation (includes 266K SF of new leasing)	• 60% of new leasing commitments driven by existing tenants looking to expand
May Rent Payments	• 97% received	• May collections in-line with April collections as of month end
Rent Relief Requests	• In discussion with a few tenants on short-term deferrals in special circumstances	• No material new requests in May
Medical Office		
Occupancy	• 91.4%	• Up 10 bps since April 30
May Leasing	• 195K SF of executed leases (includes 50K SF of new leasing)	• Year-to-date ahead of original expectations
Letters of Intent	• 625K SF of executed LOIs in lease documentation (includes 140K SF of new leasing)	• Slightly lower than average LOIs in documentation phase
May Rent Payments	• 96% of contractual rents received or deferred (90% received plus 6% deferred)	• Deferral program represents previously announced program done in conjunction with HCA • May collections in-line with April collections as of month end after accounting for deferrals
Rent Relief Requests	• $2.6M of rent deferrals (259 tenants)	• Approved 428 tenants for rent deferrals (~$4.7M of monthly rent) ○ 239 tenants elected to pay all or a portion of May rent (~$2.1M of monthly rent)
Hospitals		
May Rent Payments	• 96% received	• Reached agreement with one of our hospital tenants to apply security deposit to outstanding rent which covers April, May and part of June • Tenant will pay the remaining balance due for June, stay current going forward, and replenish the security deposit by year end

(1) MOM occupancy variance consists of 20 bps increase due to a property going into redevelopment, 40 bps increase due to reclassification of 38K SF at The Post, and the balance resulting from new leasing.

Healthpeak PROPERTIES
Investor Presentation – June 2020 | 11

May 2020 Preliminary Updates (Senior Housing)

May 2020 data based on preliminary information and is subject to change.

Indicator	As of, or for the month ended, May 31, 2020, unless otherwise noted		Commentary
Senior Housing: SHOP[(1)(2)(3)]			
	Spot Occupancy (May 31)	Average Daily Census (May)	
Total Occupancy	79.5%	79.8%	• Spot occupancy declined 190 bps May 31, 2020 vs April 30, 2020
Move-ins	• Declined 65% vs. May 2019; Increased 53% vs. Apr 2020		• 78% of our properties are now accepting move-ins, versus 45% as of late April
Move-outs	• Declined 12% vs. May 2019; Declined 29% vs. Apr 2020		• Driven by lower voluntary move-outs in the May 2019 comparison period
Leads	• Declined 37% vs. May 2019; Increased 26% vs. Apr 2020		• Operators are prioritizing digital marketing platforms
Tours	• Declined 46% vs. May 2019; Increased 19% vs. Apr 2020		• Tours in May 2020 were entirely virtual / digital
Senior Housing: CCRC[(1)(2)(3)]			
	Spot Occupancy (May 31)	Average Daily Census (May)	
IL/AL/MC Occupancy	83.8%	84.1%	• Spot occupancy declined 110 bps in IL/AL/MC May 31, 2020 vs April 30, 2020
SNF Occupancy	59.0%	56.9%	• Spot occupancy increased 110 bps in skilled nursing May 31, 2020 vs April 30, 2020
Total Occupancy	79.6%	79.6%	• Total spot occupancy declined 70 bps May 31, 2020 vs April 30, 2020
IL/AL/MC Move-ins	• Declined 86% vs. May 2019; Increased 30% vs. Apr 2020		• 67% of our IL/AL/MC properties in are now accepting move-ins, versus 60% as of late April
IL/AL/MC Move-outs	• Declined 25% vs. May 2019; Increased 4% vs. Apr 2020		• Driven by lower voluntary move-outs in the May 2019 comparison period
IL/AL/MC Leads	• Declined 45% vs. May 2019; Increased 21% vs. Apr 2020		• Operators are prioritizing digital marketing platforms
IL/AL/MC Tours	• Declined 49% vs. May 2019; Declined 7% vs. Apr 2020		• Tours in May 2020 were entirely virtual / digital
Senior Housing (SHOP and CCRC) Expense Update			
April Expense Results (May expense results not yet available)	Total expenses increased 5% • Labor increased 6% • Supplies increased 135%		• April results came in at the low end of PEAK's 5-15% expense outlook • We expect Supply increases to be within the range set forth in our earnings framework (30-90%) over a multi-month period due to stockpiling and high COVID-19 activity in April • Total COVID-19 expenses in April were $7.9M (SHOP $5.5M and CCRCs $2.4M); $240k related to testing which we anticipate to increase over the coming months
Senior Housing: NNN Tenant Updates			
May Rent Payments	• 97% received + 3% deferred		
Capital Senior Living	• Agreed to defer 25% of rent (~$1.7M) from April 2020 to maturity in October 2020. The deferred rent must be repaid within 3 years of lease expiration (10/31/20) and, if not repaid within one year of lease expiration, will bear interest at L+300.		
Harbor Retirement Associates (HRA)	• Withdrew rent relief request		
Senior Housing: Known COVID-19 Positive Cases			
Based on the reports Healthpeak receives from its operators across 222 properties, as of May 31, 2020, Healthpeak had 72 properties managed by 14 different operators with confirmed resident COVID-19 cases, and 42 of those affected properties had experienced resident deaths.			• New COVID-19 resident positive cases have declined from a peak of 162 per week in mid-late April to 40 per week in late May • 41 of our 72 COVID-19 resident positive properties are 14 or more days from the most recent exposure

(1) Properties that are held for sale, in redevelopment or in development are excluded from reporting statistics.
(2) Move-in and move-out data excludes skilled nursing beds given the Medicare residents usually have lengths of stay of 30 days or less.
(3) Skilled nursing units in our CCRC and SHOP portfolios received $14.6M (SHOP $2.1M and CCRCs $12.5M) of Coronavirus Aid, Relief, and Economic Security ("CARES") Act funding in April and May. This represents pro rata funding provided to all Medicare providers, and, in the most recent tranche, $50k per property plus $2,500 per bed.

Healthpeak PROPERTIES Investor Presentation – June 2020 | 12

Balance Sheet and Liquidity Liquidity Takeaways Debt Maturity Schedule $ in millions Q1 2020 ~$2.8B of liquidity as of June 1 $4,000 Net Debt to AdjustedEBITDAre 4.8x Leverage stats here FinancialLeverage 33.2% ~$300M of Cash $3,500 Adjusted Fixed Charge Coverage 4.4x Full capacity on $2.5B SecuredDebt Ratio 3.1% $3,000 revolver Weighted Average Maturity 6.7 years Revolver maturity with $2,500 extension options in 2024 Minimal debt maturing next 3+ $2,000 years $1,500 $1,407 $1,375 Less than $570M of secured debt Only ~$400M of debt $1,000 maturing in 3+ years $757 $752 $647 $652 $418 $500 $323 $17 $62 $37 $70 $- 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Senior Unsecured Notes Secured Debt (Incl' pro rata JV) Unsecured Term Loan Revolver / CP Revolver Capacity Investor Presentation - June 2020 13

Medical City Dallas Dallas, TX Appendix

Reconciliation

Q1 2020 Portfolio Income

	SH NNN	SHOP	CCRC	Life Science	Medical Office	Other	Total
Portfolio Income[1]	29,255	41,010	30,469	94,367	87,382	15,787	298,271
Senior housing asset sales and transitions[2]	(8,311)	2,354	7,022	--	--	--	1,065
Other pro forma adjustments[3]	--	--	--	--	(2,421)	(1,233)	(3,654)
Pro forma Portfolio Income	**20,944**	**43,364**	**37,491**	**94,367**	**84,961**	**14,555**	**295,682**

(1) Portfolio income is presented by reporting segment.
(2) Includes pro forma adjustments to reflect the 2019 Brookdale Transaction closed 1/31/20 and certain other previously announced transactions. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.
(3) Includes pro forma adjustments to reflect the sale of three medical office properties for which the tenant has provided notice to exercise a purchase option. Pro forma Portfolio Income is further adjusted to reflect acquisitions and dispositions as if they occurred on the first day of the quarter.

Healthpeak PROPERTIES
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